Exhibit 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Philip Moyer, certify that (i) McGraw Hill, Inc.’s Quarterly Report on Form 10-Q for the period ended December 31, 2025 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of McGraw Hill, Inc. at the dates and for the periods indicated.

Date: February 11, 2026	/s/ Philip Moyer
Philip Moyer
President and Chief Executive Officer

I, Robert Sallmann, certify that (i) McGraw Hill, Inc.’s Quarterly Report on Form 10-Q for the period ended December 31, 2025 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of McGraw Hill, Inc. at the dates and for the periods indicated.

Date: February 11, 2026	/s/ Robert Sallmann
Robert Sallmann
Executive Vice President and Chief Financial Officer